EXHIBIT 99.1

                                 [COMPANY LOGO]

FOR IMMEDIATE RELEASE

MEDIA CONTACTS:

D. Ashley Lee                                              Katie Brazel
Executive Vice President, Chief Operating Officer and      Fleishman Hillard
Chief Financial Officer                                    Phone: 404-739-0150
Phone: 770-419-3355


                  CRYOLIFE ANNOUNCES PRELIMINARY 2005 REVENUES
        POSTS HIGHEST QUARTERLY REVENUE TOTAL SINCE THIRD QUARTER OF 2002
                       INCREASES REVENUE GUIDANCE FOR 2006


ATLANTA...(JANUARY 10, 2006)...CRYOLIFE, INC. (NYSE: CRY), a biomaterials and biosurgical device company, announced today that revenues for 2005 were approximately $69.3 million compared to $62.4 million in 2004, an increase of 11%. Revenues for the fourth quarter of 2005 were approximately $18.0 million compared to $15.9 million in the fourth quarter of 2004, an increase of 13%. All references to 2005 revenues are preliminary and unaudited.

     BioGlue(R) revenues were approximately $38.0 million for the full year of 2005 compared to $35.7 million in 2004, an increase of 6%. BioGlue revenues were approximately $9.6 million in the fourth quarter of 2005 compared to $9.2 million in the fourth quarter of 2004, an increase of 5%. BioGlue revenues in the fourth quarter of 2005 increased 8% over third quarter of 2005 revenues of $8.9 million.

     Tissue processing revenues were approximately $30.3 million for the full year 2005 compared to $25.7 million in 2004, an increase of 18%. Tissue processing revenues were approximately $8.1 million in the fourth quarter of 2005 compared to $6.4 million in the fourth quarter of 2004, an increase of 26%.

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     "The 2005 fourth  quarter  revenues of $18.0 million  represent our highest quarterly revenue performance since the third quarter of 2002. We expect continued growth in both BioGlue and tissue processing revenues in 2006," noted Steven G. Anderson, CryoLife President and Chief Executive Officer.

     Based on the fourth quarter revenue performance and current business developments, the Company is raising its revenue guidance for the full year of 2006 from $72-$76 million to $74-$77 million.

     The Company also noted that it had finalized the payment and settlement of the class action securities litigation during the fourth quarter of 2005.

     Founded in 1984, CryoLife, Inc. is a leader in the processing and distribution of implantable living human tissues for use in cardiovascular, vascular, and orthopaedic surgeries throughout the United States and Canada. The Company's BioGlue(R) Surgical Adhesive is FDA approved as an adjunct to sutures and staples for use in adult patients in open surgical repair of large vessels and is CE marked in the European Community and approved in Canada for use in soft tissue repair and approved in Australia for use in vascular and pulmonary sealing and repair. The Company also distributes the CryoLife-O'Brien(R) stentless porcine heart valve and the SG Model #100 vascular graft, which are CE marked for distribution within the European Community.

     Statements made in this press release that look forward in time or that express management's beliefs, expectations or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These future events may not occur as and when expected, if at all, and, together with the Company's business, are subject to various risks and uncertainties. These risks and uncertainties include that the Company's BioGlue and tissue processing revenues may not meet expectations in 2006, that aggregate expenses may not meet expectations, the possibility that as a result of its inspections of the Company's facilities or other events the FDA could impose additional restrictions on the Company's operations, require a recall, prevent the Company from processing and distributing tissues or manufacturing and distributing other products, or take other actions which the Company may not be able to address in a timely or cost-effective manner if at all, that the Company may not have sufficient borrowing or other capital availability to fund its business, that pending or threatened litigation cannot be settled on terms acceptable to the Company, that the Company may not have sufficient resources to pay punitive damages or other liabilities arising from litigation which are not covered by available insurance, the possibility of severe decreases in the Company's revenues and working capital, that to the extent the Company does not have sufficient resources, it may be forced to cease operations or seek protection under applicable bankruptcy laws, changes in laws and regulations applicable to CryoLife and other risk factors detailed CryoLife's Securities and Exchange Commission filings, including CryoLife's Form 10-K filing for the year ended December 31, 2004, its registration statement on Form S-3 (Reg. No. 333-121406), CryoLife's most recent Form 10-Q, and its other SEC filings. The Company does not undertake to update its forward-looking statements.

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
                                                            CryoLife, Inc.
                                                        Unaudited Revenue Data
                                                            (in thousands)

                                                                Three Months Ended
                                                                     December 31,
                                                               2005              2004
                                                           -------------    -------------

Revenues from:
   BioGlue                                                 $     9,645      $     9,226

   Cardiovascular                                                3,355            2,767
   Vascular                                                      3,172            2,522
   Orthopaedic                                                   1,561            1,153
                                                           -------------    -------------
       Total preservation services                               8,088            6,442
                                                           -------------    -------------

   Bioprosthetic devices                                           185              198
   Grant                                                            43               --
                                                           -------------    -------------
       Total revenues                                      $    17,961      $    15,866
                                                           =============    =============



                                                                     Year Ended
                                                                    December 31,
                                                               2005              2004
                                                           -------------    -------------

Revenues from:
   BioGlue                                                 $   37,985$           35,745

   Cardiovascular                                               13,762           12,504
   Vascular                                                     11,453           10,293
   Orthopaedic                                                   5,092            2,879
                                                           -------------    -------------
       Total preservation services                              30,307           25,676
                                                           -------------    -------------

   Bioprosthetic devices                                           947              890
   Grant                                                            43               73
                                                           -------------    -------------
       Total revenues                                      $    69,282      $    62,384
                                                           =============    =============


    For additional information about the company, visit CryoLife's Web site:
                             http://www.cryolife.com
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